Exhibit 10.11

ASSIGNMENT OF PROJECT MANAGEMENT AGREEMENT

THIS ASSIGNMENT OF PROJECT MANAGEMENT AGREEMENT (this “Assignment”) is made as of October 24, 2014, by O.COM LAND, LLC, a Utah limited liability company (“Borrower”), to U.S. BANK NATIONAL ASSOCIATION, as Administrative Bank (the “Administrative Bank”) for the Banks that are parties to that certain Loan Agreement dated on or about the date hereof (the “Loan Agreement”) among Borrower, Overstock.com, Inc., Administrative Bank and the Banks, and is acknowledged and consented to by GARDNER CMS, L.C., a Utah limited liability company, as project manager (“Manager”).

RECITALS:

A.                                    Pursuant to the Loan Agreement, the Banks have agreed to provide construction financing to Borrower (the “Loan”) with respect to the construction of a headquarters building on real property located in Midvale City, Utah (the “Property”).  Capitalized terms in this Assignment not otherwise defined shall have the meanings given in the Loan Agreement.

B.                                    The Loan is secured by the Mortgage, which grants Administrative Bank a first lien on Property (subject to Permitted Encumbrances.

C.                                    Pursuant to a certain Project Management Agreement dated as of May 5, 2014 between Borrower and Manager relating to the Property (the “Management Agreement”) (a true and correct copy of which Management Agreement is attached hereto as Exhibit A), Borrower employed Manager to provide construction management services with respect to construction on the Property.

D.                                    Administrative Bank requires as a condition to the making of the Loan that Borrower assign the Management Agreement as set forth below.

AGREEMENT:

For good and valuable consideration the parties hereto agree as follows:

1.                                      Assignment of Management Agreement.  As additional collateral security for the Loan, Borrower hereby collaterally transfers, sets over and assigns to Administrative Bank all of Borrower’s right, title and interest in and to the Management Agreement, said transfer and assignment to become a present, unconditional assignment, at Administrative Bank’s option, upon the occurrence and during the continuance of Event of Default.

2.                                      Termination.  At such time as the Loan is paid in full, this Assignment and all of Administrative Bank’s right, title and interest hereunder with respect to the Management Agreement shall terminate.

3.                                      Borrower’s Covenants.  Without limiting the terms and conditions set forth in the Loan Documents, Borrower hereby covenants with Administrative Bank that during the term of this Assignment: (a) Borrower shall not assign or transfer the responsibility for the construction management of the Property from Manager to any other Person without Administrative Bank’s prior written consent; (b) Borrower shall not terminate or amend any of the material terms or provisions of the Management Agreement without the prior written consent of Administrative Bank (such consent not to be unreasonably withheld); and (c) Borrower shall, in the manner provided for in this Assignment, give notice to Administrative Bank of any written notice or written information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its construction management of the Property.

4.                                      Notice and Cure. Manager hereby agrees that prior to Manager’s commencement of any action in exercise of its remedies under the Management Agreement, Manager agrees (a) to notify Administrative Bank in writing of any default by Borrower under the Management Agreement and (b) that Administrative Bank shall have the right (but not the obligation) to cure such default within thirty (30) days from the date of Administrative Bank’s receipt of such notice, or if such default is not reasonably susceptible of being cured within said thirty (30) day period, Administrative Bank shall have such additional time not longer than as additional ninety (90) days as is reasonably required to cure such default, provided Administrative Bank (i) gives written notice to Manager of its intent to cure the default, (ii) commences to cure such default within said initial thirty (30) day period, and (iii) thereafter diligently proceeds to cure such default.  Manager hereby agrees that no termination of the Management Agreement, or any other action at law in exercise of Manager’s remedies under the Management Agreement, shall commence unless the Manager has complied with the above notice procedure and Administrative Bank has been given the opportunity to cure the default as set forth herein.

5.                                      Consent and Agreement by Manager.  Manager hereby acknowledges and consents to this Assignment and agrees that Manager will act in conformity with the provisions of this Assignment and Administrative Bank’s rights hereunder or otherwise related to the Management Agreement. Manager hereby further agrees that it shall observe and perform its obligations and agreements imposed upon it under the Management Agreement.

6.                                      Governing Law.  This Assignment shall be governed by the laws of the State of Utah.

7.                                      Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in the Loan Agreement.  Notices to Manager shall be addressed to the address stated below.

8.                                      No Oral Change.  This Assignment, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Administrative Bank, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9.                                      Successor and Assigns.  This Assignment shall be binding upon and inure to the benefit of Borrower, Manager and Administrative Bank and their respective successors and assigns forever.

10.                               Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

11.                               Headings.  The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

12.                               Counterparts.  This Assignment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Assignment.

**Signatures on the following page**

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date and year first written above.

BORROWER:

O.COM LAND, LLC

By:	/s/ Carter Lee
	Name:	Carter Lee
	Title:	Manager

ADMINISTRATIVE BANK:

U.S. BANK NATIONAL BANK

By:	/s/ Adam Hill
	Name:	Adam Hill
	Title:	Vice President

MANAGER:

GARDNER CMS, L.C.

By:	KC Gardner Company, L.C.
Its:	Manager

By:	/s/ Christian Gardner
	Name:	Christian Gardner
	Title:	Manager

Address:
90 South 400 West, Suite 360
Salt Lake City, Utah 84101

EXHIBIT A

MANAGEMENT AGREEMENT

(attached hereto)

[Previously filed and intentionally omitted]